UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

CHINA PHARMA HOLDINGS, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road

Haikou, Hainan Province, China 570216

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CPHI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2026 (the “Signing Date”), China Pharma Holdings Inc. (the “Company”) entered into certain securities purchase agreement (the “Purchase Agreement”) with a certain institutional accredited investor (the “Investor”), pursuant to which the Company agreed to issue and the Investor agreed to purchase, in a registered direct offering, an aggregate of 2,500,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) at a purchase price of $2.00 per share for aggregate gross proceeds to the Company of $5,000,000, before deducting fees to the placement agent and other estimated offering expenses payable by the Company. The closing is expected to occur on or around July 23, 2026 (the “Closing Date”).

Pursuant to the terms of the Purchase Agreement, the Company and the Buyers have agreed that (i) from the Signing Date until the date that is the three (3) months anniversary of the Closing Date, the Investor shall have the right to participate in up to an amount equal to 40% of the subsequent financings. upon any issuance by the Company or any its subsidiaries, on the same terms, conditions and price provided for any such subsequent financings; (ii) subject to certain exceptions, the Company will not, from the Signing Date until the ninety-first (91st) calendar days anniversary of the Closing Date, enter into any agreement to issue or announce the issuance or disposition or proposed issuance or disposition of any securities (each, a “Subsequent Placement”); (iii) from the Signing Date until the ninety-first (91st) calendar days anniversary of the Closing Date, the Company will not enter into an agreement to effect a “Variable Rate Transaction,” as that term is defined in the Purchase Agreement.

FT Global Capital, Inc. (“FT Global”) acted as the exclusive placement agent in connection with this offering pursuant to the terms of a placement agency agreement, dated as of July 22, 2026, between the Company and FT Global (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Company agreed to pay FT Global a cash fee equal to 7.0% of the aggregate proceeds (the “Commission”) received by the Company from the sale of its securities pursuant to this Purchase Agreement. FT Global is also entitled to the same Commission for any financings consummated within the 18-month period following the termination or expiration of the Placement Agency Agreement to the extent that such financing is provided to the Company by investors that FT Global had contacted on behalf of the Company.

The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on January 14, 2024 and was declared effective on February 14, 2024 (File No. 333-276481).

The foregoing description of the Purchase Agreement, and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, and 10.2, respectively, and are incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with these transactions.

Item 8.01 Other Events

On July 22, 2026, the Company issued a press release announcing the offering, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
5.1	Opinion of Flangas Law Group
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
23.1	Consent of Flangas Law Group (included in Exhibit 5.1)
99.1	Press Release dated as of July 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2026

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
	Name:	Zhilin Li
	Title:	President and Chief Executive Officer

2